 Exhibit 10.1

THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is effective as of March 31, 2017 (“Effective Date”), and is entered into by and between Stephen Morgan (the “Employee”), and Cord Blood America, Inc., a Florida corporation (the “Company”). The Employee and the Company may be referred to collectively herein as the “Parties.”

RECITALS

A. Employee and the Company previously entered into that certain Executive Employment Agreement with an effective date of April 1, 2015 (the “Original Agreement”), as amended by that certain Amendment to Executive Employment Agreement effective as of April 9, 2015, and by that certain Second Amendment to Executive Employment Agreement effective as of February 12, 2016 (the Original Agreement as amended is referred to herein as the “Agreement”).

B.           The Parties desire to amend certain provisions of the Agreement, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Defined Terms. Any capitalized term used but not defined in this Amendment shall have the meaning given to such term in the Original Agreement.

2.           Extended Term of Employment. The last day of the term of Employee’s employment by the Company is hereby extended from March 31, 2017, to March 31, 2018, subject to the other terms and conditions of Section 2 of the Original Agreement; provided, however, that (i) the Company may change Employee’s status from full-time to part-time employee at any time, (ii) concurrently with any such change in status, the Company may modify Employee’s base compensation amount and structure, and Employee’s prospective bonus, if any, and (iii) notwithstanding any such change in status, Employee shall remain eligible to receive the amount and other benefits set forth in Section 5(f) in accordance with the terms and conditions thereof.

3.           No Other Amendments. Except as expressly amended, modified or supplemented by this Amendment, the provisions of the Agreement will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the Parties thereunder.

4.           Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Nevada.

5.           Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

6.           Counterparts. This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument. Facsimile or email signatures shall be given the same force and effect as original signatures.

7.           Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute, this Amendment as of the Effective Date.

COMPANY:	EMPLOYEE:

CORD BLOOD AMERICA, INC.

By:	By:
Name:
Title:

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